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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

OVERSTOCK.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(Address of principal executive offices, including zip code)

(801) 947-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        On November 23, 2004, Overstock.com, Inc., a Delaware corporation (the "Company"), entered into (i) an Indenture dated as of November 23, 2004 (the "Indenture"), between the Company and Wells Fargo Bank, N.A., as trustee; and (ii) a Registration Rights Agreement dated as of November 23, 2004 (the "Registration Rights Agreement"), among the Company, Lehman Brothers Inc., Piper Jaffray & Co., Legg Mason Wood Walker Incorporated and WR Hambrecht + Co, LLC. Copies of such agreements are attached hereto as Exhibits 10.1 and 10.2, respectively. For descriptions of the Indenture and the Registration Rights Agreement, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        On November 23, 2004, the Company issued $100,000,000 aggregate principal amount of its 3.75% Convertible Senior Notes due 2011 (the "Notes") pursuant to the Indenture. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

        The Notes will mature on December 1, 2011, unless earlier converted, redeemed or repurchased, and bear interest at 3.75%. Interest on the notes is payable on June 1 and December 1 of each year, beginning on June 1, 2005.

        The Notes are convertible at the option of the holder into shares of the Company's common stock at a conversion price of $76.23 per share. This is equivalent to a conversion rate of approximately 13.1182 shares of common stock per $1,000 principal amount of Notes. The conversion price is subject to adjustment in certain events. The Notes are convertible at the conversion price at any time on or after issuance and prior to the close of business on the business day prior to the maturity date, unless the Company has previously repurchased or redeemed the Notes. Holders of Notes submitted for repurchase or redemption will be entitled to convert their Notes up to the close of business on the business day immediately preceding the date fixed for such repurchase or redemption.

        If holders elect to convert their Notes in connection with certain fundamental changes (as defined in the Indenture) or in connection with a transaction that would have been such a fundamental change but for the existence of a trading price exception (as set forth in the Indenture), within 30 days of receiving notice that such fundamental change has occurred, pursuant to which 10% or more of the consideration for the Company's common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in such transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market, the Company will be required to increase the number of shares issuable upon conversion, as set forth in the Indenture.

        In the case of a non-stock fundamental change constituting a public acquirer fundamental change (as set forth in the Indenture), the Company may, in lieu of issuing additional shares upon conversion, elect to adjust the conversion price and the related conversion obligation such that from and after the effective date of such public acquirer fundamental change, holders of the Notes will be entitled to convert their Notes (subject to the satisfaction of certain conditions) into a number of shares of public acquirer common stock obtained by multiplying the conversion price in effect immediately before the public acquirer fundamental change by a fraction, the numerator of which will be the average of the last reported sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer fundamental change, and the denominator of which will be (i) in the case of a share exchange, consolidation, merger or binding share exchange pursuant to which the Company's common stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Company's board of directors) paid or payable per share of common stock or (ii) in the case of any other public acquirer fundamental change, the average of the last reported sale prices of the Company's common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer fundamental change.

        Upon the occurrence of a fundamental change meeting certain conditions, holders of the Notes may require the Company to repurchase for cash all or part of their Notes at 100% of the principal amount plus accrued unpaid interest.

        The Notes are general unsecured obligations of the Company. The Notes rank equal in right of payment with all of the Company's existing and future senior unsecured indebtedness.

        The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        At any time on or after December 1, 2009, the Company may on any one or more occasions redeem some or all of the Notes for cash at 100% of the principal amount plus accrued unpaid interest.

        Pursuant to the Registration Rights Agreement, the Company is required to file a shelf registration statement within 90 days from November 23, 2004 with respect to the Notes and the common stock into which the Notes are convertible and to use its commercially reasonable efforts to cause that registration statement to become effective within 180 days from November 23, 2004, and to use its commercially reasonable efforts to keep the shelf registration statement effective until the earliest of two years after the last date of original issuance of any of the Notes; the date when the holders of the restricted securities are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act; the date when all of the restricted securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise); or the date of the sale pursuant to the shelf registration statement of all of the securities registered thereunder. The Company is required to pay additional amounts if it fails to comply with its obligations to register the securities within the specified time periods.

        The description set forth above is qualified in its entirety by the Indenture and the Registration Rights Agreement, copies of which are filed herewith as exhibits.

Item 9.01. Financial Statements and Exhibits.

  (c)
  Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Indenture, dated November 23, 2004, between Overstock.com, Inc. and Wells Fargo Bank, N.A., as trustee.
10.2	Registration Rights Agreement, dated November 23, 2004, by and among Overstock.com, Inc., Lehman Brothers Inc., Piper Jaffray & Co., Legg Mason Wood Walker Incorporated and WR Hambrecht + Co, LLC.
99.1	Press Release of Overstock.com, Inc. issued November 23, 2004 relating to the closing of the Company's offering of 1,200,000 shares of its common stock.
99.2
Press Release of Overstock.com, Inc. issued November 23, 2004 relating to the closing of the Company's offering of $100,000,000 aggregate principal amount of its 3.75% Convertible Senior Notes due 2011.

S I G N A T U R E

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.
By:	/s/ DAVID CHIDESTER David Chidester Vice President, Finance
Dated: November 23, 2004

EXHIBIT INDEX

Exhibit Number	Description
10.1	Indenture, dated November 23, 2004, between Overstock.com, Inc. and Wells Fargo Bank, N.A., as trustee.
10.2	Registration Rights Agreement, dated November 23, 2004, by and among Overstock.com, Inc., Lehman Brothers Inc., Piper Jaffray & Co., Legg Mason Wood Walker Incorporated and WR Hambrecht + Co, LLC.
99.1	Press Release of Overstock.com, Inc. issued November 23, 2004.
99.2
Press Release of Overstock.com, Inc. issued November 23, 2004 relating to the closing of the Company's offering of $100,000,000 aggregate principal amount of its 3.75% Convertible Senior Notes due 2011.

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  Item 1.01. Entry into a Material Definitive Agreement
  Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
  Item 9.01. Financial Statements and Exhibits.
S I G N A T U R E
EXHIBIT INDEX